Exhibit 99.1
Iteris Reports 10% Revenue Growth Year Over Year with Significant Increases in GAAP Net Income and Adjusted EBITDA for Fiscal Second Quarter

GAAP Net Income From Continuing Operations of $0.7 Million or $0.02 Diluted Per Share and Adjusted EBITDA of $2.0 million

SANTA ANA, Calif. – November 4, 2020 – Iteris, Inc. (NASDAQ: ITI), the global leader in smart mobility infrastructure management, today reported financial results for its fiscal second quarter 2021 ended September 30, 2020. During the first quarter, the company completed the sale of its Agriculture and Weather Analytics segment to DTN, LLC. The results of the Agriculture and Weather Analytics segment are reported as discontinued operations for all periods presented in this release.

Fiscal Second Quarter 2021 Financial Highlights

•Total revenue of $29.3 million, up 10% year over year
•Total net bookings of $34.5 million, up 6% year over year
•Total ending backlog of $73.1 million, up 8% sequentially
•GAAP net income from continuing operations of $0.7 million, or $0.02 diluted per share, a $1.8 million, or $0.05 per share, improvement year over year
•Adjusted EBITDA of $2.0 million, a $1.3 million improvement year over year

Management Commentary:

“We are pleased to report another quarter with significantly improved net income and adjusted EBITDA, despite the challenging economic environment associated with COVID-19,” said Joe Bergera, president and CEO of Iteris. “The continued improvements in our financial performance reflect the effectiveness of ongoing strategic initiatives to enhance the company’s business model and position Iteris for long-term profitable growth.

“Notwithstanding the current macroeconomic uncertainty, we continued to experience strong demand with the company reporting record net bookings of $34.5 million. We will be introducing enhancements to our ClearMobility Platform in the second half of this fiscal year that will reinforce our market leadership and ability to capitalize on favorable long-term, secular growth trends in the smart mobility infrastructure management market.”

GAAP Fiscal Second Quarter 2021 Financial Results

Total revenue in the second quarter of fiscal 2021 increased 10% to $29.3 million, compared with $26.6 million in the same quarter a year ago. This revenue increase was driven primarily by a 14% increase in Roadway Sensors and a 7% increase in Transportation Systems.

Operating expenses in the second quarter decreased approximately $1.3 million to $10.6 million, compared with approximately $11.9 million in the same quarter a year ago, primarily due to a decrease in bid and proposal activities in the Transportation Systems segment driven by the timing and size of certain opportunities in the current quarter compared with the same quarter a year ago.

Operating income from continuing operations in the second quarter was approximately $0.7 million, compared with an operating loss of approximately $1.2 million in the same quarter a year ago. Net income from continuing operations in the second quarter was approximately $0.7 million, or $0.02 diluted per share, compared with a loss of approximately $1.1 million, or $(0.03) per share, in the same quarter a year ago.

Non-GAAP Fiscal Second Quarter 2021 Financial Results

In addition to results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company has included the following non-GAAP financial measure: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”). A discussion of the company’s use of this non-GAAP financial measure is set forth below in the financial statements portion of this release under the heading “Non-GAAP Financial Measures and Reconciliation.”

Adjusted EBITDA in the second quarter was approximately $2.0 million, or 6.7% of total revenues, compared with approximately $0.6 million, or 2.4% of total revenues, in the same quarter a year ago.

Earnings Conference Call

Iteris will conduct a conference call today to discuss its fiscal second quarter results.

Date: Wednesday, November 4, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: 1-800-353-6461
International dial-in number: +1 334-323-0501
Conference ID: 1496063

To listen to the live or archived webcast of the earnings call or to view the press release, please visit the investor relations section of the Iteris website at www.iteris.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 11, 2020. To access the replay dial information, please click here.

About Iteris, Inc.

Iteris is the global leader in smart mobility infrastructure management – the foundation for a new era of mobility. We apply cloud computing, artificial intelligence, advanced sensors, advisory services and managed services to achieve safe, efficient and sustainable mobility. Our end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world to help ensure that roads are safe, travel is efficient, and communities thrive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "may," "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s anticipated demand and growth opportunities, conversion of bookings to revenue, the impact and success of new solution offerings, the Company’s recent acquisition, our future performance, growth and profitability, operating results, and financial condition and prospects. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state and local government budgetary issues, spending and scheduling changes, funding constraints and delays, including in light of the COVID-19 pandemic; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to replace large contracts once they have been completed; the effectiveness of efficiency, cost, and expense reduction efforts; our ability to achieve anticipated benefits from our sale of our Agriculture and Weather Analytics segment; our ability to successfully complete and integrate acquired companies; our ability to specify, develop, complete, introduce, market and gain broad acceptance of our new and existing product and service offerings; risks related to our ability to recruit and/or retain key talent; the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and such competitors’ patent coverage and claims; any softness in the markets that we address; adverse effects of the COVID-19 pandemic on our vendors and our employees; and the impact of general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities, such as the COVID-19 pandemic, import/export tariffs, terrorist activities or armed conflicts in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC's website (www.sec.gov).

Iteris Contact
Douglas Groves
Senior Vice President and Chief Financial Officer
Tel: (949) 270-9643
Email: dgroves@iteris.com

Investor Relations
MKR Investor Relations, Inc.
Todd Kehrli
213-277-5550
Email: iti@mkr-group.com

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEETS
(in thousands)

	September 30, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$15,623	$14,217
Restricted cash	146	146
Short-term investments	22,164	11,556
Trade accounts receivable, net	17,810	16,706
Unbilled accounts receivable	10,284	9,848
Inventories	3,193	3,040
Prepaid expenses and other current assets	4,163	2,040
Assets held for sale, current portion	15	1,476
Total current assets	73,398	59,029
Property and equipment, net	1,744	1,835
Right-of-use assets	12,035	12,598
Intangible assets, net	5,758	6,066
Goodwill	20,590	20,590
Other assets	1,449	1,213
Assets held for sale, noncurrent portion	114	626
Total assets	$115,088	$101,957
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$8,810	$8,101
Accrued payroll and related expenses	9,006	7,508
Accrued liabilities	4,113	3,665
Deferred revenue	5,003	4,413
Liabilities held for sale, current portion	486	2,828
Total current liabilities	27,418	26,515
Long-term liabilities	11,314	11,958
Liabilities held for sale, noncurrent portion	310	357
Total liabilities	39,042	38,830
Stockholders’ equity	76,046	63,127
Total liabilities and stockholders’ equity	$115,088	$101,957

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019

Product revenues	$16,265	$13,795	$30,659	$28,312
Service revenues	12,991	12,791	26,597	23,441
Total revenues	29,256	26,586	57,256	51,753
Cost of product revenues	9,332	7,551	17,413	16,046
Cost of service revenues	8,566	8,357	17,617	15,445
Cost of revenues	17,898	15,908	35,030	31,491
Gross profit	11,358	10,678	22,226	20,262
Operating expenses:
Selling, general and administrative	9,246	10,678	17,969	19,814
Research and development	1,134	983	2,048	1,903
Amortization of intangible assets	230	230	460	296
Restructuring charges	—	—	619	—
Total operating expenses	10,610	11,891	21,096	22,013
Operating income (loss)	748	(1,213)	1,130	(1,751)
Non-operating income (expense):
Other (expense) income, net	(44)	115	(28)	107
Interest income, net	43	48	97	81
Income (loss) from continuing operations before income taxes	747	(1,050)	1,199	(1,563)
Provision for income taxes	(28)	(1)	(62)	(25)
Net income (loss) from continuing operations	719	(1,051)	1,137	(1,588)
Loss from discontinued operations before gain on sale, net of tax	(306)	(1,136)	(1,664)	(2,171)
Gain on sale of discontinued operations, net of tax	—	—	11,288	—
Net (loss) income from discontinued operations, net of tax	(306)	(1,136)	9,624	(2,171)
Net income (loss)	$413	$(2,187)	$10,761	$(3,759)

Income (loss) per share - basic:
Income (loss) per share from continuing operations	$0.02	$(0.03)	$0.03	$(0.04)
Income (loss) per share from discontinued operations	$(0.01)	$(0.03)	$0.24	$(0.06)
Net income (loss) per share	$0.01	$(0.06)	$0.27	$(0.10)

Income (loss) per share - diluted:
Income (loss) per share from continuing operations	$0.02	$(0.03)	$0.03	$(0.04)
Income (loss) per share from discontinued operations	$(0.01)	$(0.03)	$0.23	$(0.06)
Net income (loss) per share	$0.01	$(0.06)	$0.26	$(0.10)

Shares used in basic per share calculations	40,989	40,493	40,860	37,397
Shares used in diluted per share calculations	41,909	40,493	41,708	37,397

ITERIS, INC.
UNAUDITED SEGMENT REPORTING DETAILS
(in thousands)

	Roadway Sensors	Transportation Systems	Iteris, Inc.
Three Months Ended September 30, 2020
Product revenues	$14,135	$2,130	$16,265
Service revenues	155	12,836	12,991
Total revenues	$14,290	$14,966	$29,256

Segment operating income	$3,083	$2,295	$5,378
Corporate expenses			(4,400)
Amortization of intangible assets			(230)
Operating income			$748

Three Months Ended September 30, 2019
Product revenues	$12,480	$1,315	$13,795
Service revenues	75	12,716	12,791
Total revenues	$12,555	$14,031	$26,586

Segment operating income	$2,224	$1,942	$4,166
Corporate expenses			(5,149)
Amortization of intangible assets			(230)
Operating loss			$(1,213)

	Roadway Sensors	Transportation Systems	Iteris, Inc.
	(In thousands)
Six Months Ended September 30, 2020
Product revenues	$27,286	$3,373	$30,659
Service revenues	240	26,357	26,597
Total revenues	$27,526	$29,730	$57,256

Segment operating income	$6,194	$4,559	$10,753
Corporate expenses			(8,544)
Amortization of intangible assets			(460)
Restructuring charges			(619)
Operating income			$1,130

Six Months Ended September 30, 2019
Product revenues	$25,251	$3,061	$28,312
Service revenues	112	23,329	23,441
Total revenues	$25,363	$26,390	$51,753

Segment operating income	$4,556	$3,508	$8,064
Corporate expenses			(9,519)
Amortization of intangible assets			(296)
Operating loss			$(1,751)

ITERIS, INC.
Non-GAAP Financial Measures and Reconciliation

In addition to results presented in accordance with GAAP, the company has included the following non-GAAP financial measure in this release: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”).

When viewed with our financial results prepared in accordance with GAAP and accompanying reconciliations, we believe Adjusted EBITDA provides additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define this measure, explain how it is calculated and provide reconciliations of this measure to the most comparable GAAP measure in the table below. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of this measure should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use the Adjusted EBITDA non-GAAP operating performance measure internally as a complementary financial measure to evaluate the performance and trends of our businesses. We present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA and the related financial ratios have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•They do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•They are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•They do not reflect the impact on earnings of charges resulting from matters unrelated to our ongoing operations; and
•Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our Condensed Consolidated Financial Statements contained in this Press Release. However, in spite of the above limitations, we believe that Adjusted EBITDA and the related financial ratios are useful to an investor in evaluating our results of operations because these measures:

•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•Help investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•Are used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:

•Interest expense may be useful to investors for determining current cash flow;
•Income tax expense may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business;
•Depreciation may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations;
•Amortization expense may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights;
•Stock-based compensation may be useful to our investors for determining current cash flow;
•Restructuring charges may be useful to our investors in evaluating our core operating performance; and
•Acquisition costs may be useful to our investors in evaluating our core operating performance.

Reconciliations of net income (loss) from continuing operations to Adjusted EBITDA and the presentation of Adjusted EBIDTA as a percentage of net revenues were as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
	(In Thousands)		(In Thousands)
Net income (loss) from continuing operations	$719	$(1,051)	$1,137	$(1,588)

Income tax expense	28	1	62	25
Depreciation expense	182	203	367	380
Amortization expense	363	336	724	499
Stock-based compensation	667	704	1,331	1,218
Other adjustments:
Restructuring charges	—	—	619	—
Acquisition costs	—	440	—	596
Total adjustments	1,240	1,684	3,103	2,718
Adjusted EBITDA	$1,959	$633	$4,240	$1,130
Percentage of total revenues	6.7%	2.4%	7.4%	2.2%